Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

December 31, 2016

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
December 31, 2016
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Fourth Quarter 2016 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated and Combined Financial Statements
Consolidated Balance Sheets	11
Consolidated and Combined Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary and Debt Maturity Schedule	29

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Fourth Quarter and Full Year 2016 Operating Results

NEW YORK, NY, February 16, 2017 - Urban Edge Properties (NYSE:UE) (the "Company") announced today its financial results for the three and twelve months ended December 31, 2016.

Highlights include:

•	Generated net income of $0.19 per diluted share for the quarter and $0.91 per diluted share for the twelve months ended December 31, 2016.

•	Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $0.32 per share for the quarter and $1.29 per share for the twelve months ended December 31, 2016.

•
Generated FFO as Adjusted of $0.33 per share for the quarter and $1.27 per share for the twelve months ended December 31, 2016, an increase of 6% as compared to the fourth quarter of 2015 and 5% as compared to the twelve months ended December 31, 2015. FFO as Adjusted excludes tenant bankruptcy settlement income and transaction costs.

•
Increased same-property cash Net Operating Income (“NOI”) by 5.6% as compared to the fourth quarter of 2015 and by 4.1% as compared to the twelve months ended December 31, 2015 primarily due to new rent commencements and higher recoveries.

•
Increased same-property cash NOI including properties in redevelopment by 6.1% as compared to the fourth quarter of 2015 and by 3.6% as compared to the twelve months ended December 31, 2015. New rents commencing at the East Hanover warehouses, Walnut Creek and Montehiedra contributed to this growth.

•	Increased consolidated retail portfolio occupancy by 100 basis points to 97.2% as compared to December 31, 2015 and by 60 basis points as compared to September 30, 2016.

•	Increased same-property retail portfolio occupancy by 80 basis points to 98.0% as compared to December 31, 2015 and by 60 basis points as compared to September 30, 2016.

•
Executed new leases, renewals and options totaling 395,000 square feet (sf) during the quarter. Same-space leases totaled 333,000 sf generating average rent spreads of 18.4% on a GAAP basis and 9.9% on a cash basis.

•
Increased active development projects by $60.0 million to $191.7 million, primarily due to the addition of three more redevelopment projects and increased scope at another. Active and completed projects are expected to generate an 11% return on invested capital.

•	Subsequent to year-end, acquired three properties located in the New York metropolitan region for an aggregate purchase price of $127.4 million.

•	Increased dividend by 10% to $0.22 per quarter, as previously announced.

•	Ended the year with $131.7 million in cash and cash equivalents and no amounts drawn on the $500.0 million revolving credit facility.

Refer to "Non-GAAP Financial Measures" and "Operational Metrics" for definitions and further discussions of the measures and metrics highlighted above.

Development, Redevelopment and Anchor Repositioning Projects:
During the quarter, investment in the Company's active projects increased by $60.0 million to $191.7 million. The active and completed projects are expected to generate an 11% return on invested capital based on the expected incremental cash NOI relative to the total investment. Fourth quarter highlights for the active projects include:

•	Advanced projects at Bergen Town Center in Paramus, NJ, Marlton Commons in Marlton, NJ and East Hanover in East Hanover, NJ with estimated costs of $48.2 million from the pipeline to active status.

•
Increased estimated gross costs at Bruckner Commons by $12.5 million from $38.4 million to $50.9 million. The new investment recognizes revenues and costs associated with a soon-to-be-announced second anchor and upgraded design elements. The increased costs of this project do not affect the 11% return expected for the active and completed projects.

In addition, the Company has 14 projects in its development pipeline with a total expected investment of $66.0-$80.0 million on which the Company expects to generate a 10% return on invested capital.

Acquisition Activity:

On December 22, 2016, the Company acquired 0.3 acres adjacent to Tonnelle Commons in North Bergen, NJ for $2.7 million. The outparcel is the site of a future 2,000 sf Popeye's.

Subsequent to December 31, 2016, the Company acquired interests in three properties in the New York Metropolitan area:

•
Yonkers Gateway Center, a 437,000 sf retail property in Yonkers, NY, for $51.7 million whereby the land owner received 1.8 million operating partnership units valued at $48.8 million and $2.9 million in cash.

•	Shops at Bruckner, a 114,000 sf retail center in the Bronx, NY, for $32.0 million including the assumption of a $12.6 million mortgage.

•	Hudson Mall, a 383,000 sf retail center in Jersey City, NJ, for $43.7 million including the assumption of a $23.8 million mortgage.

Balance Sheet Highlights:
At December 31, 2016:

•
Total market capitalization (including debt and equity) was approximately $4.1 billion comprising 106.1 million common shares outstanding (on a fully diluted basis) valued at $2.9 billion and $1.2 billion of debt. The tables accompanying this press release provide the calculation of fully diluted common shares outstanding.

•	The ratio of net debt (net of cash) to total market capitalization was 26.0%.

•
Net debt to Adjusted Earnings before interest, tax, depreciation and amortization ("EBITDA") was 5.5x and 5.7x for the three and twelve months ended December 31, 2016, respectively. The tables accompanying this press release present a reconciliation of net income to EBITDA and Adjusted EBITDA.

•	The Company had $131.7 million of cash and cash equivalents and no amounts drawn on its $500.0 million revolving credit facility.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results including transaction costs associated with acquisition and disposition activity and non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 77 properties for the three and twelve months ended December 31, 2016 and 2015. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally the earlier of one year after construction is substantially complete or when the GLA related to the redevelopment is 90% leased. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. The Company calculates same-property cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.

•
EBITDA and Adjusted EBITDA: EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures utilized by us in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA, as opposed to income before income taxes in various ratios, provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDA, which is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operational Metrics

The Company presents certain operating metrics related to our properties including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property retail portfolio occupancy includes shopping centers and malls that have been owned and operated for the entirety of the reporting periods being compared totaling 77 properties for the three and twelve months ended December 31, 2016 and 2015. Occupancy metrics presented for the Company's same-property retail portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold, or that are in the foreclosure process during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease with comparable gross leasable area.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and twelve months ended December 31, 2016. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended December 31, 2016		Twelve Months Ended December 31, 2016
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income	$20,266	$0.19	$96,630	$0.91
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(1,218)	(0.01)	(5,812)	(0.05)
Consolidated subsidiaries	(4)	—	(3)	—
Net income attributable to common shareholders	19,044	0.18	90,815	0.86
Adjustments:
Gain on sale of real estate	—	—	(15,618)	(0.15)
Rental property depreciation and amortization	14,065	0.13	55,484	0.53
Limited partnership interests in operating partnership	1,218	0.01	5,812	0.05
FFO Applicable to diluted common shareholders(1)	34,327	0.32	136,493	1.29

Transaction costs	1,098	0.01	1,405	0.01
Tenant bankruptcy settlement income	(343)	—	(2,378)	(0.02)
Benefit related to income taxes	—	—	(625)	(0.01)
FFO as Adjusted applicable to diluted common shareholders(1)	$35,082	$0.33	$134,895	$1.27

Weighted average diluted common shares - FFO(1)	106,367		106,099
(1) Refer to the table below for reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.
(2) Individual items may not add up due to total rounding.

FFO and FFO as Adjusted are non-GAAP financial measures. The Company believes FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The Company believes FFO as Adjusted provides additional comparability between historical financial periods. Refer to “Non-GAAP Financial Measures” above.

The following table reflects the reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.

(in thousands)	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2016
Weighted average diluted shares used to calculate EPS	99,988	99,794
Assumed conversion of OP and LTIP Units to common stock(1)	6,379	6,305
Weighted average diluted common shares used to calculate FFO per share	106,367	106,099
(1) OP and vested LTIP Units are excluded from the calculation of earnings per diluted share for the three and twelve months ended December 31, 2016 because their inclusion is anti-dilutive. FFO includes earnings allocated to unitholders as the inclusion of these units is dilutive to FFO per share.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and twelve months ended December 31, 2016 and 2015. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in thousands)	2016	2015	2016	2015
Net income	$20,266	$16,167	$96,630	$41,348
Add: Income tax expense (benefit)	455	(105)	804	1,294
Income before income taxes	20,721	16,062	97,434	42,642
Gain on sale of real estate	—	—	(15,618)	—
Interest income	(159)	(49)	(679)	(150)
Interest and debt expense	12,866	13,563	51,881	55,584
Operating income	33,428	29,576	133,018	98,076
Depreciation and amortization	14,237	15,685	56,145	57,253
General and administrative expense	6,565	6,541	27,438	32,044
Transaction costs	1,098	1,574	1,405	24,011
NOI	55,328	53,376	218,006	211,384
Less: non-cash revenue and expenses	(1,377)	(1,396)	(6,465)	(6,122)
Cash NOI(1)	53,951	51,980	211,541	205,262
Adjustments:
Cash NOI related to properties being redeveloped(1)	(4,681)	(4,230)	(17,315)	(17,497)
Tenant bankruptcy settlement income(3)	(343)	(815)	(2,378)	(4,022)
Management and development fee income from non-owned properties	(403)	(482)	(1,759)	(2,261)
Cash NOI related to properties acquired, disposed, or in foreclosure(1)	(394)	(508)	(2,246)	(1,920)
Environmental remediation costs	—	—	—	1,379
Real estate tax settlement income related to prior periods	—	(532)	—	(532)
Other(2)	31	173	156	182
Subtotal adjustments	(5,790)	(6,394)	(23,542)	(24,671)
Same-property cash NOI	$48,161	$45,586	$187,999	$180,591
Adjustments:
Cash NOI related to properties being redeveloped	4,681	4,230	17,315	17,497
Same-property cash NOI including properties in redevelopment	$52,842	$49,816	$205,314	$198,088
(1) Cash NOI is calculated as total property revenues less property operating expenses, excluding the net effects of non-cash rental income and non-cash ground rent expense.
(2) Other adjustments include revenue and expense items attributable to non-same properties and corporate activities.
(3) Tenant bankruptcy settlement income includes lease termination income.

Cash NOI and same-property cash NOI are non-GAAP financial measures. The Company believes that same-property cash NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of net income to EBITDA and Adjusted EBITDA for the three and twelve months ended December 31, 2016 and 2015. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in thousands)	2016	2015	2016	2015
Net income	$20,266	$16,167	$96,630	$41,348
Depreciation and amortization	14,237	15,685	56,145	57,253
Interest and debt expense	12,866	13,563	51,881	55,584
Income tax expense (benefit)	455	(105)	804	1,294
EBITDA	47,824	45,310	205,460	155,479
Adjustments for Adjusted EBITDA:
Tenant bankruptcy settlement income	(343)	(704)	(2,378)	(3,738)
Transaction costs	1,098	1,574	1,405	24,011
Gain on sale of real estate	—	—	(15,618)	—
Equity awards issued in connection with the spin-off	—	—	—	7,143
Environmental remediation costs	—	—	—	1,379
Severance costs	—	693	—	693
Real estate tax settlement income related to prior periods	—	(532)	—	(532)
Adjusted EBITDA	$48,579	$46,341	$188,869	$184,435

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” above.

The following table reflects the Company's fully diluted common shares outstanding which is the total number of shares that would be outstanding assuming all possible conversions. Fully diluted common shares outstanding are utilized to calculate our equity market capitalization to allow investors the ability to assess our market value. The sum of the total equity market capitalization and total debt, as calculated in accordance with GAAP, represents the Company's total market capitalization.

December 31, 2016
Common shares outstanding	99,754,900
Diluted common shares:
OP and LTIP units	6,378,704
Fully diluted common shares	106,133,604

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 83 properties totaling 14.8 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2016.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of December 31, 2016

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward Looking Statements
For additional information regarding non-GAAP financial measures and forward looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and twelve months ended December 31, 2016 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Twelve months ended
	December 31, 2016		December 31, 2016
Summary Financial Results
Total revenue	$83,478		$325,976
General & administrative expenses (G&A)	$6,565		$27,438
Adjusted EBITDA(7)	$48,579		$188,869
Net income attributable to common shareholders	$19,044		$90,815
Earnings per diluted share	$0.19		$0.91
Funds from operations (FFO)	$34,327		$136,493
FFO per diluted common share	$0.32		$1.29
FFO as Adjusted	$35,082		$134,895
FFO as Adjusted per diluted common share	$0.33		$1.27
Total dividends paid per share	$0.22		$0.82
Stock closing price low-high range	$24.74 to $28.21		$22.22 to $30.15
Weighted average diluted shares used in EPS computations(1)	99,988		99,794
Weighted average diluted common shares used in FFO computations(1)	106,367		106,099

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	83 / 82
Gross leasable area (GLA) sf - retail portfolio(3)(5)	13,831,000
Weighted average annual rent psf - retail portfolio(3)(5)	$17.07
Consolidated occupancy at end of period	96.8%
Consolidated retail portfolio occupancy at end of period(5)	97.2%
Same-property retail portfolio occupancy at end of period(5)(2)	98.0%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	96.1%
Same-property cash NOI growth(2)	5.6%		4.1%
Same-property cash NOI growth, including redevelopment properties	6.1%		3.6%
Cash NOI margin - total portfolio	65.7%		66.3%
Expense recovery ratio - total portfolio	99.2%		97.2%
New, renewal and option rent spread - cash basis(8)	9.9%		12.1%
New, renewal and option rent spread - GAAP basis(9)	18.4%		20.7%
Net debt to total market capitalization(6)	26.0%		26.0%
Net debt to Adjusted EBITDA(6)	5.5	x	5.7	x
Adjusted EBITDA to interest expense(7)	4.0	x	3.9	x
Adjusted EBITDA to fixed charges(7)	2.8	x	2.7	x

(1) Weighted average diluted common shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented include OP and vested LTIP Units, which are excluded from the calculation of earnings per diluted share for the periods presented because their inclusion is anti-dilutive. FFO includes earnings allocated to unit holders as the inclusion of these units is dilutive to FFO per share.
(2) The same-property pool for both cash NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.43.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis. See computation on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2016 (unaudited) and December 31, 2015
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2016	2015
ASSETS
Real estate, at cost:
Land	$384,217	$389,080
Buildings and improvements	1,650,054	1,630,539
Construction in progress	99,236	61,147
Furniture, fixtures and equipment	4,993	3,876
Total	2,138,500	2,084,642
Accumulated depreciation and amortization	(541,077)	(509,112)
Real estate, net	1,597,423	1,575,530
Cash and cash equivalents	131,654	168,983
Restricted cash	8,532	9,042
Tenant and other receivables, net of allowance for doubtful accounts of $2,332 and $1,926, respectively	9,340	10,364
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $261 and $148, respectively	87,695	88,778
Identified intangible assets, net of accumulated amortization of $22,361 and $22,090, respectively	30,875	33,953
Deferred leasing costs, net of accumulated amortization of $13,909 and $12,987, respectively	19,241	18,455
Deferred financing costs, net of accumulated amortization of $726 and $709, respectively	1,936	2,838
Prepaid expenses and other assets	17,442	10,988
Total assets	$1,904,138	$1,918,931

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,197,513	$1,233,983
Identified intangible liabilities, net of accumulated amortization of $72,528 and $65,220, respectively	146,991	154,855
Accounts payable and accrued expenses	48,842	45,331
Other liabilities	14,675	13,308
Total liabilities	1,408,021	1,447,477
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,754,900 and 99,290,952 shares issued and outstanding, respectively	997	993
Additional paid-in capital	488,375	475,369
Accumulated deficit	(29,066)	(38,442)
Noncontrolling interests:
Redeemable noncontrolling interests	35,451	33,177
Noncontrolling interest in consolidated subsidiaries	360	357
Total equity	496,117	471,454
Total liabilities and equity	$1,904,138	$1,918,931

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the three and twelve months ended December 31, 2016 and 2015 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
REVENUE
Property rentals	$60,048	$58,790	$236,798	$231,867
Tenant expense reimbursements	22,647	20,675	84,921	84,617
Management and development fees	403	482	1,759	2,261
Other income	380	675	2,498	4,200
Total revenue	83,478	80,622	325,976	322,945
EXPENSES
Depreciation and amortization	14,237	15,685	56,145	57,253
Real estate taxes	12,728	11,743	51,429	49,311
Property operating	12,684	12,593	45,280	50,595
General and administrative	6,565	6,541	27,438	32,044
Ground rent	2,518	2,523	10,047	10,129
Transaction costs	1,098	1,574	1,405	24,011
Provision for doubtful accounts	220	387	1,214	1,526
Total expenses	50,050	51,046	192,958	224,869
Operating income	33,428	29,576	133,018	98,076
Gain on sale of real estate	—	—	15,618	—
Interest income	159	49	679	150
Interest and debt expense	(12,866)	(13,563)	(51,881)	(55,584)
Income before income taxes	20,721	16,062	97,434	42,642
Income tax (expense) benefit	(455)	105	(804)	(1,294)
Net income	20,266	16,167	96,630	41,348
Less (net income) loss attributable to noncontrolling interests in:
Operating partnership	(1,218)	(942)	(5,812)	(2,547)
Consolidated subsidiaries	(4)	1	(3)	(16)
Net income attributable to common shareholders	$19,044	$15,226	$90,815	$38,785

Earnings per common share - Basic:	$0.19	$0.15	$0.91	$0.39
Earnings per common share - Diluted:	$0.19	$0.15	$0.91	$0.39
Weighted average shares outstanding - Basic	99,609	99,256	99,364	99,252
Weighted average shares outstanding - Diluted	99,988	99,291	99,794	99,278

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and twelve months ended December 31, 2016 and 2015
(in thousands)

	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
	2016	2015		2016	2015
Total cash NOI(1)
Total revenue	$81,435	$78,469	3.8%	$316,300	$312,558	1.2%
Total property operating expenses	(27,924)	(26,831)	4.1%	(106,639)	(109,735)	(2.8)%
Cash NOI - total portfolio	$53,511	$51,638	3.6%	$209,661	$202,823	3.4%

NOI margin (NOI / Total revenue)	65.7%	65.8%		66.3%	64.9%

Same-property cash NOI(2)
Property rentals	$52,064	$50,600		$205,337	$199,792
Tenant expense reimbursements	20,844	19,003		77,409	77,550
Percentage rent	229	469		640	1,024
Total revenue	73,137	70,072	4.4%	283,386	278,366	1.8%
Real estate taxes	(11,784)	(11,382)		(47,448)	(46,161)
Property operating	(10,768)	(10,639)		(38,377)	(41,847)
Ground rent	(2,217)	(2,192)		(8,829)	(8,783)
Provision for doubtful accounts(4)	(207)	(273)		(733)	(984)
Total property operating expenses	(24,976)	(24,486)	2.0%	(95,387)	(97,775)	(2.4)%
Same-property cash NOI(3)	$48,161	$45,586	5.6%	$187,999	$180,591	4.1%

Cash NOI related to properties being redeveloped	$4,681	$4,230		$17,315	$17,497
Same-property cash NOI including properties in redevelopment	$52,842	$49,816	6.1%	$205,314	$198,088	3.6%

Same-property physical occupancy(3)	96.1%	95.8%
Same-property leased occupancy(3)	98.0%	97.2%
Number of properties included in same-property analysis	77

(1) Total revenue includes cash received from tenant bankruptcy settlements and lease termination fees and excludes management and development fee income and non-cash amounts. Property operating expense amounts have been adjusted to exclude non-cash amounts.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, or are in the foreclosure process during the periods being compared. Same-property occupancy includes dark and paying tenants.

(4)
Excludes ($0.1) million, $0.1 million, $0.1 million and $0.5 million of bad debt expense (benefit) related to non-cash straight-line rents for the three months ended December 31, 2016 and 2015 and the twelve months ended December 31, 2016 and 2015, respectively.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three and twelve months ended December 31, 2016 and 2015
(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016		2015		2016		2015
Net income	$20,266		$16,167		$96,630		$41,348
Depreciation and amortization	14,237		15,685		56,145		57,253
Interest expense	12,142		12,904		49,051		52,846
Amortization of deferred financing costs	724		659		2,830		2,738
Income tax expense (benefit)	455		(105)		804		1,294
EBITDA	47,824		45,310		205,460		155,479
Adjustments for Adjusted EBITDA:
Tenant bankruptcy settlement income	(343)		(704)		(2,378)		(3,738)
Transaction costs	1,098		1,574		1,405		24,011
Gain on sale of real estate	—		—		(15,618)		—
Equity awards issued in connection with spin-off	—		—		—		7,143
Severance costs	—		693		—		693
Environmental remediation costs	—		—		—		1,379
Real estate tax settlement income related to prior periods	—		(532)		—		(532)
Adjusted EBITDA	$48,579		$46,341		$188,869		$184,435

Interest expense	$12,142		$12,904		$49,051		$52,846

Adjusted EBITDA to interest expense	4.0	x	3.6	x	3.9	x	3.5	x

Fixed charges
Interest and debt expense(1)	$12,866		$13,563		$51,881		$55,584
Scheduled principal amortization	4,449		3,982		17,213		15,588
Total fixed charges	$17,315		$17,545		$69,094		$71,172

Adjusted EBITDA to fixed charges	2.8	x	2.6	x	2.7	x	2.6	x

(1) Includes amortization of deferred financing costs

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and twelve months ended December 31, 2016 and 2015
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income	$20,266	$16,167	$96,630	$41,348
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(1,218)	(942)	(5,812)	(2,547)
Consolidated subsidiaries	(4)	1	(3)	(16)
Net income attributable to common shareholders	19,044	15,226	90,815	38,785
Adjustments:
Gain on sale of real estate	—	—	(15,618)	—
Rental property depreciation and amortization	14,065	15,517	55,484	56,619
Limited partnership interests in operating partnership(1)	1,218	942	5,812	2,547
FFO Applicable to diluted common shareholders	34,327	31,685	136,493	97,951
FFO per diluted common share(2)	0.32	0.30	1.29	0.93
Adjustments to FFO:
Transaction costs	1,098	1,574	1,405	24,011
Tenant bankruptcy settlement income	(343)	(704)	(2,378)	(3,738)
Benefit related to income taxes	—	—	(625)	—
Equity awards issued in connection with spin-off	—	—	—	7,143
Environmental remediation costs	—	—	—	1,379
Severance costs	—	693	—	693
Real estate tax settlement income related to prior periods	—	(532)	—	(532)
Debt restructuring expenses	—	—	—	1,034
FFO as Adjusted applicable to diluted common shareholders	$35,082	$32,716	$134,895	$127,941
FFO as Adjusted per diluted common share(2)	$0.33	$0.31	$1.27	$1.21

Weighted Average diluted common shares(2)	106,367	105,441	106,099	105,375
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and FFO as Adjusted applicable to diluted common shareholders calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of vested LTIP and OP units which are redeemable into our common stock for the three and twelve months ended December 31, 2016 and 2015, respectively. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of December 31, 2016
(in thousands, except share amounts)

	December 31, 2016
Closing market price of common shares	$27.51
Common shares
Basic common shares	99,754,900
Diluted common shares:
OP and LTIP units	6,378,704
Diluted common shares	106,133,604

Equity market capitalization	$2,919,735

Total consolidated debt(1)	$1,205,560
Cash and cash equivalents	(131,654)
Net debt	$1,073,906

Net Debt to Adjusted EBITDA	5.5	x

Total consolidated debt(1)	$1,205,560
Equity market capitalization	2,919,735
Total market capitalization	$4,125,295

Net debt to total market capitalization at applicable market price	26.0%

Gross real estate investments, at cost(2)	$2,133,507

Net debt to gross real estate investments	50.3%

Cash and cash equivalents including restricted cash	$140,186
Available under unsecured credit facility	500,000
Total liquidity	640,186

(1) Total consolidated debt excludes unamortized debt issuance costs.
(2) Excludes Furniture, fixtures and equipment.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Certain non-cash items:
Straight-line rental income(1)	$(266)	$(25)	$21	$43
Amortization of below-market lease intangibles, net(1)	1,869	1,837	7,776	7,907
Straight-line ground rent expense(2)	(59)	(89)	(246)	(375)
Amortization of below-market lease intangibles, lessee(2)	(243)	(241)	(972)	(970)
Amortization of deferred financing costs(4)	(724)	(659)	(2,830)	(2,738)
Capitalized interest	1,008	516	3,763	1,856
Share-based compensation expense(3)	(1,353)	(1,113)	(5,433)	(10,261)

Capital expenditures: (5)
Development and redevelopment costs	$12,750	$7,249	$51,585	$20,624
Maintenance capital expenditures	11,099	3,437	15,180	12,714
Leasing commissions	1,534	1,106	3,047	1,860
Tenant improvements and allowances	384	960	3,136	2,951
Total capital expenditures	$25,767	$12,752	$72,948	$38,149

	December 31, 2016	December 31, 2015
Other Liabilities:
Deferred ground rent expense	$6,284	$6,038
Deferred tax liability, net	3,802	3,607
Other	4,589	3,663
Total other liabilities	$14,675	$13,308

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$13,619	$16,097
Accrued capital expenditures and leasing costs	13,850	10,261
Accrued interest payable	6,635	5,027
Other	14,738	13,946
Total accounts payable and accrued expenses	$48,842	$45,331
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated and combined statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated and combined statements of income.
(3) Amounts included in the financial statement line item "General and Administrative" in the consolidated and combined statements of income. Includes $7.1 million of expenses associated with the issuance of LTIP awards in connection with the separation transaction during the twelve months ended December 31, 2015.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated and combined statements of income.
(5) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of December 31, 2016

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot	7	920,226	6.2%	$15,801,538	6.9%	$17.17	14.5
Walmart / Sam's Wholesale	9	1,438,730	9.7%	10,726,552	4.7%	7.46	9.0
The TJX Companies, Inc.	15	542,522	3.7%	8,683,212	3.8%	16.01	4.8
Lowe's	6	976,415	6.6%	8,575,004	3.8%	8.78	10.7
Stop & Shop / Koninklijke Ahold NV	9	655,618	4.4%	8,015,606	3.5%	12.23	6.8
Best Buy Co., Inc.	7	312,952	2.1%	6,966,025	3.0%	22.26	7.8
Kohl's	8	716,345	4.8%	6,713,770	2.9%	9.37	4.9
PetSmart, Inc.	10	253,086	1.7%	5,727,990	2.5%	22.63	4.9
BJ's Wholesale Club	4	454,297	3.1%	5,278,625	2.3%	11.62	9.9
Sears Holdings, Inc. (Kmart)	4	547,443	3.7%	5,244,737	2.3%	9.58	18.9
ShopRite	4	265,997	1.8%	4,236,388	1.9%	15.93	7.0
Toys "R" Us	7	285,858	1.9%	3,685,514	1.6%	12.89	6.0
Staples, Inc.	8	167,554	1.1%	3,612,769	1.6%	21.56	2.7
Target	2	297,856	2.0%	3,448,666	1.5%	11.58	15.3
Century 21	1	156,649	1.1%	3,394,181	1.5%	21.67	10.1
Whole Foods	2	100,682	0.7%	3,365,570	1.5%	33.43	11.0
Dick's Sporting Goods	4	167,786	1.1%	3,356,429	1.5%	20.00	2.0
LA Fitness	4	181,342	1.2%	3,085,085	1.4%	17.01	10.6
24 Hour Fitness	1	53,750	0.4%	2,564,520	1.1%	47.71	15.0
Anthropologie	1	31,450	0.2%	2,201,500	1.0%	70.00	11.8
National Wholesale Liquidator	1	171,216	1.2%	2,140,019	0.9%	12.50	6.1
The Gap, Inc.	6	75,276	0.5%	2,073,455	0.9%	27.54	4.7
Mattress Firm	12	71,222	0.5%	1,966,134	0.9%	27.61	4.5
Petco	7	100,935	0.7%	1,899,390	0.8%	18.82	5.4
Bed, Bath & Beyond	4	143,973	1.0%	1,874,970	0.8%	13.02	4.4

Total/Weighted Average	143	9,089,180	61.4%	$124,637,649	54.6%	$13.71	9.0

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and twelve months ended December 31, 2016

	Three months ended December 31, 2016		Twelve months ended December 31, 2016
	GAAP(3)	Cash(2)	GAAP(3)	Cash(2)
New leases
Number of new leases executed	18	18	54	54
Total square feet	120,371	120,371	354,911	354,911
Number of same space leases(1)	10	10	26	26
Same space square feet	58,321	58,321	132,315	132,315
Prior rent per square foot	$20.34	$21.72	$22.58	$23.42
New rent per square foot	$24.80	$23.47	$32.00	$29.47
Same space weighted average lease term (years)	8.9	8.9	12.0	12.0
Same space TIs per square foot(4)	N/A	$46.88	N/A	$71.27
Rent spread	21.9%	8.0%	41.7%	25.8%

Renewals & Options
Number of new leases executed	8	8	52	52
Total square feet	274,429	274,429	554,259	554,259
Number of same space leases(1)	8	8	52	52
Same space square feet	274,429	274,429	554,259	554,259
Prior rent per square foot	$10.11	$10.48	$14.92	$15.43
New rent per square foot	$11.81	$11.60	$16.87	$16.53
Same space weighted average lease term (years)	6.3	6.3	5.6	5.6
Same space TIs per square foot(4)	N/A	$—	N/A	$0.03
Rent spread	16.9%	10.7%	13.1%	7.1%

Total New Leases and Renewals & Options
Number of new leases executed	26	26	106	106
Total square feet	394,800	394,800	909,170	909,170
Number of same space leases(1)	18	18	78	78
Same space square feet	332,750	332,750	686,574	686,574
Prior rent per square foot	$11.90	$12.45	$16.40	$16.97
New rent per square foot	$14.09	$13.68	$19.79	$19.03
Same space weighted average lease term (years)	6.7	6.7	6.9	6.9
Same space TIs per square foot(4)	N/A	$8.22	N/A	$13.76
Rent spread	18.4%	9.9%	20.7%	12.1%
(1) Leases executed on a same space basis include leases with comparable sf and prior existing tenants.
(2) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(3) Rents are calculated on a straight-line ("GAAP") basis.
(4) Includes both tenant improvements and landlord contributions.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of December 31, 2016

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	—	—	—%	$—	21	49,000	2.4%	$41.30	21	49,000	0.4%	$41.30
2017	4	96,000	0.8%	19.16	68	188,000	9.2%	33.62	72	284,000	2.0%	28.73
2018	19	889,000	7.5%	10.05	52	144,000	7.1%	42.09	71	1,033,000	7.4%	14.51
2019	27	973,000	8.2%	17.87	77	225,000	11.1%	40.40	104	1,198,000	8.7%	22.10
2020	28	1,090,000	9.2%	14.49	54	180,000	8.9%	39.71	82	1,270,000	9.2%	18.06
2021	24	718,000	6.1%	17.45	55	161,000	7.9%	35.63	79	879,000	6.3%	20.78
2022	20	1,057,000	9.0%	10.19	47	140,000	6.9%	33.39	67	1,197,000	8.7%	12.90
2023	18	994,000	8.4%	16.86	29	99,000	4.9%	35.35	47	1,093,000	7.9%	18.53
2024	23	1,224,000	10.4%	12.02	35	128,000	6.3%	27.98	58	1,352,000	9.8%	13.53
2025	6	450,000	3.8%	14.05	32	94,000	4.6%	35.88	38	544,000	3.9%	17.82
2026	6	483,000	4.1%	8.45	41	135,000	6.6%	29.76	47	618,000	4.5%	13.10
2027	13	589,000	5.0%	15.26	28	150,000	7.4%	36.10	41	739,000	5.3%	19.49
Thereafter	40	3,100,000	26.3%	15.28	15	89,000	4.4%	42.31	55	3,189,000	23.1%	16.03
Subtotal/Average	228	11,663,000	98.8%	$14.19	554	1,782,000	87.7%	$36.33	782	13,445,000	97.2%	$17.13
Vacant	8	137,000	1.2%	N/A	89	249,000	12.3%	N/A	97	386,000	2.8%	N/A
Total/Average	236	11,800,000	100%	N/A	643	2,031,000	100%	N/A	879	13,831,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's in-place contractual (cash-basis) rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.51 per square foot as of December 31, 2016.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of December 31, 2016

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	—	—	—%	$—	21	49,000	2.4%	$41.30	21	49,000	0.4%	$41.30
2017	3	56,000	0.5%	20.67	50	119,000	5.9%	37.85	53	175,000	1.3%	32.35
2018	4	76,000	0.6%	19.71	39	101,000	5.0%	49.52	43	177,000	1.3%	36.72
2019	3	142,000	1.2%	12.40	48	120,000	5.9%	49.56	51	262,000	1.9%	29.42
2020	4	66,000	0.6%	25.97	41	124,000	6.1%	48.87	45	190,000	1.4%	40.91
2021	6	124,000	1.1%	17.98	39	96,000	4.7%	42.94	45	220,000	1.6%	28.87
2022	3	122,000	1.0%	10.28	37	112,000	5.5%	36.49	40	234,000	1.7%	22.82
2023	5	320,000	2.7%	17.45	25	74,000	3.6%	37.95	30	394,000	2.8%	21.30
2024	11	215,000	1.8%	17.58	41	122,000	6.0%	39.04	52	337,000	2.4%	25.35
2025	8	295,000	2.5%	21.38	28	90,000	4.4%	37.60	36	385,000	2.8%	25.17
2026	7	204,000	1.7%	19.60	39	109,000	5.4%	38.91	46	313,000	2.2%	26.32
2027	7	316,000	2.7%	17.77	29	101,000	5.0%	31.24	36	417,000	3.0%	21.03
Thereafter	167	9,727,000	82.4%	19.56	117	565,000	27.8%	45.56	284	10,292,000	74.4%	20.98
Subtotal/Average	228	11,663,000	98.8%	$19.30	554	1,782,000	87.7%	$42.55	782	13,445,000	97.2%	$22.38
Vacant	8	137,000	1.2%	N/A	89	249,000	12.3%	N/A	97	386,000	2.8%	N/A
Total/Average	236	11,800,000	100%	N/A	643	2,031,000	100%	N/A	879	13,831,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's in-place contractual (cash-basis) rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.66 per square foot as of December 31, 2016.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—		Best Buy
Vallejo (leased through 2043)(8)	45,000	100.0%	19.26	—		Best Buy
Walnut Creek (1149 South Main Street)(6)	31,000	100.0%	70.00	—		Anthropologie
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	115.00	—		Z Gallerie

Connecticut:
Newington	189,000	100.0%	9.72	$10,308	(3)	Walmart, Staples

Maryland:
Baltimore (Towson)	155,000	100.0%	22.97	$14,331	(3)	hhgregg, Staples, HomeGoods, Golf Galaxy, Tuesday Morning, Ulta, Kirkland's, Five Below (4 leases not commenced)
Glen Burnie	121,000	90.4%	9.54	—		Gavigan’s Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.53	—		Regal Cinemas
Wheaton (leased through 2060)(8)	66,000	100.0%	16.36	—		Best Buy

Massachusetts:
Cambridge (leased through 2033)(8)	48,000	100.0%	21.83	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$7,618	(3)	Walmart
Milford (leased through 2019)(8)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.67	$5,255	(3)	Walmart

New Hampshire:
Salem (leased through 2102)(8)	37,000	100.0%	12.58	—		Babies “R” Us

New Jersey:
Bergen Town Center - East, Paramus	211,000	97.4%	19.41	—		Lowe's, REI, Kirkland's (lease not commenced)
Bergen Town Center - West, Paramus	960,000	99.3%	32.09	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Brick	278,000	100.0%	18.69	$29,316	(3)	Kohl's, ShopRite, Marshalls, Kirkland's (lease not commenced)
Carlstadt (leased through 2050)(8)	78,000	100.0%	23.45	—		Stop & Shop
Cherry Hill	261,000	99.2%	9.16	$12,722	(3)	Walmart, Toys “R” Us, Maxx Fitness
East Brunswick	427,000	100.0%	14.93	$33,640	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	96.9%	20.31	$35,098	(3)	The Home Depot, Dick's Sporting Goods, Saks Off Fifth (lease not commenced), Marshalls
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	$4,174	(3)	REI
East Rutherford (leased through 2194)(8)	197,000	100.0%	12.71	$12,471	(3)	Lowe’s
Eatontown	30,000	15.0%	44.00	—		Citibank
Englewood(6)	41,000	64.1%	20.83	$11,537		New York Sports Club
Garfield	263,000	100.0%	13.70	—		Walmart, Burlington, Marshalls, PetSmart
Hackensack	275,000	96.2%	21.89	$37,211	(3)	The Home Depot, Staples, Petco, 99 Ranch (lease not commenced)
Hazlet	95,000	100.0%	3.43	—		Stop & Shop (5)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Jersey City	236,000	100.0%	12.37	$18,605	(3)	Lowe’s, P.C. Richard & Son
Kearny	104,000	98.2%	18.86	—		LA Fitness, Marshalls
Lawnside	147,000	99.3%	14.63	$9,805	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.50	$10,409	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	83.6%	20.39			Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.47	$19,309	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.18	$15,840	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	100.0%	13.21	$15,940	(3)	Kohl’s, Stop & Shop
Montclair	18,000	100.0%	26.20	$2,414	(3)	Whole Foods Market
Morris Plains	177,000	91.2%	21.59	$19,611	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Blvd)	62,000	100.0%	13.73	$4,676	(3)	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.47	$73,951		Walmart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	218,000	99.0%	10.02	—		Costco, The Tile Shop, La-Z-Boy, Petco (lease not commenced)
Paramus (leased through 2033)(8)	63,000	100.0%	46.61	—		24 Hour Fitness
Rockaway	173,000	94.8%	13.41	$12,068	(3)	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(8)	56,000	96.3%	20.53	$4,702	(3)	Staples, Party City
Totowa	271,000	100.0%	16.96	$22,729	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	92,000	100.0%	7.00	—		Haynes Furniture Outlet (DBA The Dump), Verizon Wireless (lease not commenced)
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$26,148	(3)	The Home Depot
Union (Route 22 and Morris Ave)	276,000	99.4%	18.75	$29,668	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	98.3%	16.84	$13,828	(3)	BJ’s Wholesale Club
Woodbridge	226,000	84.1%	13.76	$18,957	(3)	Walmart

New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	34.50	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	489,000	83.3%	16.86	—		Kmart, Toys “R” Us, ShopRite (lease not commenced)
Buffalo (Amherst)	311,000	96.9%	9.19	—		BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness
Commack (leased through 2021)(8)	47,000	100.0%	20.69	—		PetSmart, Ace Hardware
Dewitt (leased through 2041)(8)	46,000	100.0%	22.51	—		Best Buy
Freeport (240 West Sunrise Highway) (leased through 2040)(8)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	21.95	$19,611	(3)	The Home Depot, Staples
Huntington	204,000	99.7%	15.64	$15,286	(3)	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	100.0%	19.54	—		Stop & Shop
Mount Kisco	189,000	100.0%	16.85	$14,883		Target, Stop & Shop
New Hyde Park (leased through 2029)(8)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Queens(6)	46,000	81.3%	37.73	—
Rochester	205,000	100.0%	3.08	$4,023	(3)	Walmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Rochester (Henrietta) (leased through 2055)(8)	165,000	97.9%	4.15	—		Kohl’s
Staten Island	165,000	88.8%	24.05	—		Western Beef, Planet Fitness
West Babylon	66,000	95.1%	17.17	—		Best Market, Rite Aid

Pennsylvania:
Allentown	372,000	100.0%	12.16	$27,506	(3)	Burlington Coat Factory, Giant Food, Dick's Sporting Goods, T.J. Maxx, Petco, Big Lots
Bensalem	185,000	100.0%	12.84	$13,652	(3)	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	93.9%	7.33	$5,129	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.85	$9,805	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.43	$6,286	(3)	Walmart
Lancaster	228,000	100.0%	4.76	$4,953	(3)	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(8)	41,000	100.0%	22.99	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	91.8%	12.89	—		Bob's Discount Furniture, Babies "R" Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(8)	76,000	93.4%	15.86	—		LA Fitness, PetSmart
York	111,000	100.0%	9.21	$4,777	(3)	Ashley Furniture, Tractor Supply Company, Aldi

South Carolina:
Charleston (leased through 2063)(8)	45,000	100.0%	14.19	—		Best Buy

Virginia:
Norfolk (leased through 2050)(8)	114,000	100.0%	7.08	—		BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(8)	38,000	100.0%	43.04	—		Best Buy

Puerto Rico:
Las Catalinas	356,000	93.9%	36.04	$130,000		Kmart, Forever 21
Montehiedra(6)	540,000	93.8%	18.35	$117,308		Kmart, The Home Depot, Marshalls, Caribbean Theatres, Tiendas Capri
Total Shopping Centers and Malls	13,831,000	97.2%	$17.07	$1,205,560

WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	91.7%	4.77	—
J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp., Opulux (lease not commenced)

Total Urban Edge Properties	14,773,000	96.8%	$16.43	$1,205,560
(1) Percent leased is expressed as a percent of total existing square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excludes tenant reimbursements, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $19.77 per square foot.
(3) Property is included in a cross-collateralized mortgage loan. The amount of mortgage debt secured by our properties at East Brunswick and East Hanover (200-240 Route 10 West) contains parcels that are separately identified in our cross-collateralized mortgage loan.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at December 31, 2016.
(5) The tenant has ceased operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI as of December 31, 2016.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the twelve months ended December 31, 2016
(dollars in thousands)

2016 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA		Land Acres	Purchase Price
12/22/2016	North Bergen Tonnelle Ave	North Bergen	NJ	—	(1)	0.3	$2,667

2016 Property Dispositions:

Date Disposed	Property Name	City	State	GLA		Land Acres	Sale Price
6/9/2016	Mattatuck Commons	Waterbury	CT	147,200		19.0	$21,600

(1) A 2,000 sf Popeye's pad is currently under construction at this site.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2016
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 12/31/16	Balance to Complete (Gross Cost)	Target Stabilization(2)	Description
ACTIVE PROJECTS
Bruckner Boulevard	$50,900	(5)	$13,700	$37,200	3Q18	Renovating and retenanting; adding ShopRite
Bergen Town Center - Phase I(3)	39,700		3,700	36,000	2Q19	Renovating and retenanting; adding a 40,000± sf anchor to main mall and 15,000± sf adjacent to REI and improving parking/garage facilities
East Hanover warehouses	24,000		20,700	3,300	2Q17	Renovated; completing retenanting
Montehiedra Town Center	20,800		17,000	3,800	2Q18	Converted to outlet/value hybrid offering; completing leasing
Garfield(3)	17,800		13,500	4,300	4Q17	Added Burlington and PetSmart;17,000± sf of shop space under construction
North Plainfield(3)	8,100		2,700	5,400	4Q17	Added La-Z-Boy; Petco and 7,600± sf of shop space under construction
Towson(3)	7,000		700	6,300	2Q18	Recaptured anchor and retenanting; 100% leased to Ulta, Kirkland's, Tuesday Morning and Five Below
Hackensack(3)	5,200		1,600	3,600	1Q18	Released vacant anchor to 99 Ranch
East Hanover(3)	4,900		300	4,600	1Q18	Renovating and retenanting; leased anchor box to Saks Off Fifth
Marlton(3)	3,600		200	3,400	2Q18	Developing new outparcel buildings for Shake Shack and honeygrow
Turnersville(3)	2,100		600	1,500	3Q17	Replacing vacant Friendly's with Verizon
Glen Burnie(3)	1,300		200	1,100	1Q18	Developing new restaurant pad for Bubba's 33 (new Texas Roadhouse concept)
Freeport(3)	100		100	—	1Q17	Home Depot expanded
Walnut Creek (Mt. Diablo)(3)	600		600	—	1Q17	Z Gallerie opened 4Q16
Rockaway(3)	100		100	—	4Q17	Adding Popeyes
Total	$186,200	(4)	$75,700	$110,500

COMPLETED PROJECTS(2)						Description
Walnut Creek	5,000		5,000	—	4Q16	Anthropologie opened 3Q16
East Hanover REI(3)	500		500	—	2Q16	Panera Bread opened 1Q16
Total	$5,500	(4)	$5,500	$—

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes. The estimated gross cost includes $11.7 million of construction costs and expenses incurred by Vornado prior to the spin-off.
(2) Target Stabilization reflects the first full quarter in which at least 80% of the expected NOI from the project is realized on a cash basis. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for Active and Completed projects is 11% as of December 31, 2016 based on total estimated project costs for and the incremental, unleveraged NOI directly attributable to the projects. The incremental, unleveraged NOI for Active and Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.
(5) Increased estimated gross costs at Bruckner by $12.5 million from $38.4 million at September 30, 2016 to $50.9 million. The new investment recognizes revenues and costs associated with a soon-to-be announced second anchor and upgraded architecture reflecting better merchandising than originally anticipated. The increased costs of this project do not affect the 11% return expected for the active and completed projects.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2016
(in thousands, except square footage data)

	Estimated Gross Cost(1)	Estimated Stabilization(1)(3)	Description
PIPELINE PROJECTS
Bergen Town Center - Phase II	$32,000-33,000	2019 - 2020	Retenanting and expanding; includes developing two pads approved for up to 60,000± sf of retail
Kearny	$7,000-8,000	2018	Expanding by 20,000± sf and adding new pad
Montehiedra outparcel	$7,000-8,000	2018	Developing 20,000± sf retail on excess land
Garfield	$4,000-5,000	2019	Adding additional 15,000± sf of shop space
Morris Plains	$3,000-4,000	2018	Anchor repositioning
West Babylon	$3,000-4,000	2018	Developing 10,000± sf of shops on excess land
Huntington	$2,000-3,000	2018	Converting 11,000± sf of basement space into street-front retail
Woodbridge	$2,000-3,000	2019	Retenanting or converting building to pads
Mt. Kisco	$2,000-3,000	2019	Converting existing restaurant to three, smaller spaces including 2 food offerings
Cherry Hill	$1,000-2,000	2018	Developing approved pad for 5,000± sf of retail
Lawnside	$1,000-2,000	2019	Developing pad for 6,000± sf of retail on excess and acquired land
Multiple Pad Projects(2)	$1,000-2,000	2018	Developing new pads
Gun Hill	$1,000-2,000	2019	Expanding Aldi supermarket
Rockaway	±$1,000	2018	Expanding ShopRite supermarket
Total	$66,000-80,000	(4)
(1) Estimated Stabilization and Estimated Gross Cost are subject to change from uncertainties inherent in the development process and not wholly under the Company's control.
(2) Multiple Pad Projects include possible new pads at the following properties: East Rutherford, Union, Springfield, Rochester and North Bergen. These projects are on land leased to or controlled by anchors and require anchor collaboration.
(3) Estimated Stabilization reflects the first year in which Target Stabilization occurs. See footnote 2 on page 26.
(4) The estimated, unleveraged yield for Pipeline projects is 10% as of December 31, 2016 based on the total, estimated project costs of and the incremental, unleveraged NOI expected from the projects. The incremental, unleveraged NOI for Pipeline projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of December 31, 2016 and December 31, 2015
(in thousands)

	December 31, 2016	December 31, 2015
Fixed rate debt(4)	$1,166,804	$1,183,957
Variable rate debt(1)	38,756	60,000
Total debt	$1,205,560	$1,243,957

% Fixed rate debt	96.8%	95.2%
% Variable rate debt	3.2%	4.8%
Total	100%	100%

Secured mortgage debt	$1,205,560	$1,243,957
Unsecured debt	—	—
Total debt	$1,205,560	$1,243,957

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.8 years	5.8 years

Total market capitalization (see page 16)	$4,125,295

% Secured mortgage debt	29.2%
% Unsecured debt	—%
Total debt : Total market capitalization	29.2%

Weighted average interest rate on secured mortgage debt(2)	4.20%	4.15%
Weighted average interest rate on unsecured debt(3)	—%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) In June 2016, in connection with the sale of our property in Waterbury, CT, we prepaid $21.2 million of the variable rate portion of our cross collateralized mortgage loan to maintain compliance with covenant requirements.
(2) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(3) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement. The line matures in February 2019 and has two six-month extension options.
(4) Excludes unamortized debt issuance costs. See next page for reconciliation.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of December 31, 2016 and 2015
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	December 31, 2016	December 31, 2015	Percent of Debt at December 31, 2016
North Bergen	1/9/18	4.59%	$73,951	$75,000	6.1%
Englewood (3)	10/1/18	6.22%	11,537	11,537	1.0%
Cross collateralized mortgage - Fixed(4)	9/10/20	4.36%	519,125	533,459	43.1%
Cross collateralized mortgage - Variable (1)(4)	9/10/20	2.36%	38,756	60,000	3.2%
Montehiedra, Puerto Rico (senior loan)(2)(6)	7/6/21	5.33%	87,308	88,676	7.2%
Montehiedra, Puerto Rico (junior loan)(2)	7/6/21	3.00%	30,000	30,000	2.5%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	24.9%
Las Catalinas	8/6/24	4.43%	130,000	130,000	10.8%
Mt Kisco -Target(5)	11/15/34	6.40%	14,883	15,285	1.2%
Total mortgage debt		4.20%	$1,205,560	$1,243,957	100%
Unamortized debt issuance costs			(8,047)	(9,974)
Total mortgage debt, net			$1,197,513	$1,233,983

DEBT MATURITY SCHEDULE
Year	Scheduled Amortization	Balloon Payments	(Discount) Scheduled Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2017	17,181	—	(61)	17,120	4.5%	1.4%
2018	16,218	83,551	(61)	99,708	4.7%	8.3%
2019	17,381	—	(61)	17,320	4.4%	1.4%
2020	13,787	500,144	(61)	513,870	4.2%	42.6%
2021	2,801	117,308	(61)	120,048	4.7%	10.0%
2022	2,942	—	(61)	2,881	4.9%	0.2%
2023	3,091	300,000	(61)	303,030	3.6%	25.1%
2024	2,201	119,050	(61)	121,190	4.4%	10.1%
2025	820	—	(61)	759	6.4%	0.1%
Thereafter	10,171	—	(537)	9,634	6.4%	0.8%
Total	$86,593	$1,120,053	$(1,086)	$1,205,560	4.2%	100%
	Unamortized debt issuance costs			(8,047)
	Mortgage debt, net			$1,197,513
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps. In June 2016, in connection with the sale of our property in Waterbury, CT, we prepaid $21.2 million of the variable rate portion of our cross collateralized mortgage loan to maintain compliance with covenant requirements.
(2) On January 6, 2015, we completed a loan restructuring applicable to the $120.0 million, 6.04% mortgage loan secured by Montehiedra Town Center. The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90.0 million position with interest at 5.33% to be paid currently, and a junior $30.0 million position with interest accruing at 3.0%. As part of the planned redevelopment of the property, the Company is committed to fund $20.0 million for leasing and building capital expenditures of which $16.9 million has been funded as of December 31, 2016.
(3) On March 30, 2015, we notified the lender that due to tenants vacating, the property’s operating cash flow would be insufficient to pay its debt service. As of December 31, 2016 we were in default and the property was transferred to receivership. The Company no longer manages the property but will remain its title owner until the receiver disposes of the property.
(4) See Property Status Report on page 22 for each property that comprises the cross collateralized mortgage loan.
(5) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1.1 million of unamortized debt discount as of December 31, 2016 and December 31, 2015, respectively. The effective interest rate including amortization of the debt discount is 7.26% as of December 31, 2016.
(6) The carrying value of the senior loan secured by Montehiedra was presented net of unamortized fees of $1.7 million as of December 31, 2015. The net unamortized fees of $1.7 million were revised to be presented with the unamortized debt issuance costs and are therefore no longer included in the balances presented herein.